                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):     January 19, 2005

                      Tropical Sportswear Int'l Corporation
             (Exact Name of Registrant as specified in its charter)

         Florida                    0-23161                     59-3424305
 (State of Incorporation)     (Commission File No.)     (IRS Employer ID Number)

                   4902 W. Waters Avenue, Tampa, Florida 33634
                    (Address of Principal Executive Offices)

                  Registrant's telephone number: (813) 249-4900

        Check the appropriate  box  below  if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

_   Written communications pursuant to Rule 425 under the Securities Act

_   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

_   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act

Item 1.01 Entry into Material Definitive Agreement

     On January 19, 2005, the U. S. Bankruptcy  Court for the Middle District of
Florida,  Tampa Division  ("Bankruptcy  Court")  entered an order  approving the
bidding   guidelines   and  procedures  for  the  Chapter  11  auction  sale  of
substantially  all  of  Tropical Sportswear Int'l Corporation's ("TSI") domestic operating  assets  (the  "Bidding Procedures  Order").  The Bankruptcy Court set
February 10, 2005 as the date for commencement  of an auction to sell Tropical's assets to the bidder submitting the highest and best bid for Tropical's  assets.
The  sale  approval  hearing  will take place on February 11, 2005,  immediately following  the  conclusion of the supervised auction.

     The Court also gave final  approval for a $50 million  debtor-in-possession credit facility (DIP) with The CIT Group and Fleet Capital, the company's senior lenders,  which will allow the company to continue business operations as normal during the sale process.

     TSI  announced  last  month  that it had filed  for  voluntary  Chapter  11 bankruptcy  protection and entered into an asset  purchase  agreement with Perry
Ellis International, Inc. ("PEI") (Nasdaq:PERY), a leading apparel and accessory company, to be acquired pursuant to section 363 of the U.S. Bankruptcy Code. PEI has said  that it would  increase  its bid for TSI  from  $85  million  to $88.5 million.

     A copy of the Bidding Procedures Order is furnished as Exhibit 99.1 to this
Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

     (c)

     Exhibit 99.1   Bidding Procedures Order, entered January 19, 2005

     Pursuant to  the  requirements of the Securities  Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

                                           Tropical Sportswear Int'l Corporation

Date:  January 27, 2005                    By:  /s/ Robin J. Cohan
                                           Robin J. Cohan
                                           Executive Vice President
                                           Chief Financial Officer and Treasurer
                                           (in the dual capacity of duly
                                           authorized officer and principal
                                           accounting officer)